UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

MediaCo Holding Inc.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-39029 (Commission File Number)	84-2427771 (I.R.S. Employer Identification No.)

One Emmis Plaza, 40 Monument Circle, Suite 700

Indianapolis, Indiana, 46204
(Address of principal executive offices)    (Zip code)

(317) 266-0100
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2019, MediaCo Holding Inc., an Indiana corporation (the “Company”), entered into an Assignment and Assumption of Purchase Agreement (the “Assignment and Assumption Agreement”) by and between Billboards LLC, a Delaware limited liability company (“Billboards LLC”) and the Company, regarding that certain Equity Purchase Agreement, dated as of October 16, 2019 (the “Purchase Agreement”), by and among Billboards LLC, FMG Kentucky, LLC, a Delaware limited liability company (“FMG Kentucky), FMG Valdosta, LLC, a Delaware limited liability company (together with FMG Kentucky, the “Acquired Companies”), and Fairway Outdoor Advertising Group, LLC, a Delaware limited liability company (“Fairway”). Billboards LLC is a wholly-owned subsidiary of Standard General L.P., a New York-based investment firm (“Standard General”). Standard General is an affiliate of the controlling shareholder of the Company, SG Broadcasting LLC, a Delaware limited liability company (“SG Broadcasting”). The transactions contemplated by the Purchase Agreement closed concurrently with the Company’s entry into the Assignment and Assumption Agreement.

On October 16, 2019, Billboards LLC and Fairway entered into the Purchase Agreement, pursuant to which, upon closing, Billboards LLC would acquire from Fairway all of the equity interests in the Acquired Companies, two wholly-owned subsidiaries of Fairway, which Acquired Companies sell outdoor advertising space, and produce signs for use, on billboards in the Kentucky and Valdosta, Georgia areas. Under the terms of the Purchase Agreement, Billboards LLC agreed, subject to the satisfaction or waiver of customary conditions to closing as discussed below, to acquire all of the issued and outstanding equity interests of the Acquired Companies in exchange for an aggregate purchase price of approximately $43,000,000, taking into account a purchase price adjustment based upon working capital, cash, indebtedness and certain accounting rules, each at closing. The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto and was subject to customary closing conditions, including, among other things, that (i) no governmental authority shall have enjoined the transactions, (ii) the parties’ representations and warranties remained true and correct as of the closing date, and (iii) the parties shall have performed and complied in all material respects with their respective covenants and obligations thereunder.

Pursuant to the terms of the Assignment and Assumption Agreement, and contemporaneously with the consummation of certain of the transactions contemplated by the Purchase Agreement, Billboards LLC assigned to the Company, and the Company assumed and accepted, all of Billboards LLC’s right, title and interest in and to and obligations under the Purchase Agreement. To support its obligations with respect to the purchase price, the Company (i) entered into an amendment and restatement of its existing senior secured term loan agreement (the “Amended and Restated Senior Credit Facility”) to incur an additional approximately $23,500,000 in incremental term loans, and (ii) issued to SG Broadcasting 220,000 shares of MediaCo Series A Convertible Preferred Stock, par value $0.01 (the “MediaCo Series A Preferred Shares”) in exchange for a cash contribution of $22,000,000 (the “SG Broadcasting Contribution”). The Amended and Restated Senior Credit Facility was also amended to join the Acquired Companies as borrowers and to provide for additional conforming changes related to the acquisitions of the Acquired Companies. Additionally, in connection with the Company’s entry into the Assignment and Assumption Agreement, the Company entered into certain agreements in connection with the consummation of the transactions contemplated by the Purchase Agreement, including, among others (i) a transitional services agreement pursuant to which Fairway will provide certain transitional services to the Acquired Companies for an initial term of 120 days (the “Transitional Services Agreement”), and (ii) employee assignment and assumption agreements pursuant to which Fairway assigned to the Company, and the Company assumed, the employment and employment agreements of certain individuals (the “Employee Assignment and Assumption Agreements”).

The foregoing descriptions are qualified in their entireties by reference to the complete terms and conditions of the Assignment and Assumption Agreement, which is filed as Exhibit 10.1 hereto, the Equity Purchase Agreement, which is filed as Exhibit 10.2 hereto, the Transitional Services Agreement, which is filed as Exhibit 10.3 hereto, the Employee Assignment and Assumption Agreements, which are filed as Exhibits 10.4 and 10.5 hereto, and the Amended and Restated Senior Secured Credit Facility, which is filed as Exhibit 10.6 hereto, and which are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided with respect to the Amended and Restated Senior Credit Facility under Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On December 13, 2019, the Company issued 220,000 shares of MediaCo Series A Preferred Shares to SG Broadcasting in exchange for the SG Broadcasting Contribution. This issuance of shares was issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended. This issuance was not a “public offering” because no more than 35 non-accredited investors received securities of the Company, the Company did not engage in general solicitation or advertising with regard to the issuance and sale of shares of MediaCo Series A Preferred Shares and the Company did not make a public offering in connection with the sale of shares of MediaCo Series A Preferred Shares.

At any time on or after May 25, 2020, at the option of the holder, each share of MediaCo Series A Preferred Shares will be convertible, without the payment of additional consideration, into such number of MediaCo Class A Common Stock as determined by dividing (x) the original purchase price plus any accrued dividends by (y) the thirty (30) day volume-weighted average price of the MediaCo Class A Common Stock as of the conversion date.

Item 3.03	Material Modification to Rights of Security Holders.

On December 13, 2019, as consideration for the SG Broadcasting Contribution, the Company issued 220,000 shares of MediaCo Series A Preferred Shares, to SG Broadcasting, which MediaCo Series A Preferred Shares rank senior in preference to the MediaCo Class A Common Stock, MediaCo Class B Common Stock, and the MediaCo Class C Common Stock. Pursuant to the Articles of Amendment, as defined in Item 5.03 of this Report, the ability of the Company to make distributions with respect to, or make a liquidation payment on, any other class of capital stock in the Company designated to be junior to, or on parity with, the MediaCo Series A Preferred Shares, will be subject to certain restrictions, including that (i) the MediaCo Series A Preferred Shares shall be entitled to receive the amount of dividends per share that would be payable on the number of whole common shares of the Company into which each share of MediaCo Series A Preferred Share could be converted, and (ii) the MediaCo Series A Preferred Shares, upon any liquidation, dissolution or winding up of the Company, shall be entitled to a preference on the assets of the Company. Issued and outstanding shares of MediaCo Series A Preferred Shares shall accrue cumulative dividends, payable in kind, at an annual rate equal to the interest rate on any senior debt of the Company, or if no senior debt is outstanding, six percent (6%), plus additional increases of one percent (1%) on December 12, 2020 and each anniversary thereof.

The information provided in Item 5.03 of this Report is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2019, the Company filed with the Secretary of State of the State of Indiana the Articles of Amendment (the “Articles of Amendment”) to the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), to designate 300,000 shares of the Company’s preferred stock as MediaCo Series A Preferred Shares and to establish the terms, rights and preferences of the MediaCo Series A Preferred Shares under Article VIII of the Articles of Incorporation.

The Articles of Amendment became effective upon filing with the Secretary of State of the State of Indiana, and the foregoing description is qualified in its entirety by the complete description of the MediaCo Series A Preferred Shares in the Articles of Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information provided in Item 3.02 of this Report is incorporated by reference into this Item 5.03. On December 13, 2019, pursuant to an action by unanimous written consent, the shareholders of the Company approved the issuance of 220,000 shares of MediaCo Series A Preferred Shares to SG Broadcasting.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The Company intends to file financial statements in accordance with Item 9.01(a) as part of an amendment to this Report no later than 71 calendar days after the required filing date for this Report.

(b) Pro forma financial information.

The Company intends to file pro forma financial statements in accordance with Item 9.01(b) as part of an amendment to this Report no later than 71 calendar days after the required filing date for this Report.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of MediaCo Holding Inc., as adopted December 13, 2019.
10.1	Assignment and Assumption of Purchase Agreement, dated as of December 13, 2019, by and between Billboards LLC and MediaCo Holding Inc.*
10.2	Equity Purchase Agreement, dated as of October 16, 2019, by and among Billboards LLC, FMG Kentucky, LLC, FMG Valdosta, LLC, and Fairway Outdoor Advertising Group, LLC.*
10.3	Transitional Services Agreement, dated as of December 13, 2019, by and between, FMG Kentucky, LLC, FMG Valdosta, LLC, and Fairway Outdoor Advertising Group, LLC.*
10.4	Employee Assignment and Assumption Agreement, dated as of December 13, 2019, by and between FMG Kentucky, LLC and and Fairway Outdoor Advertising Group, LLC.*
10.5	Employee Assignment and Assumption Agreement, dated as of December 13, 2019, by and between FMG Valdosta, LLC and Fairway Outdoor Advertising Group, LLC.*
10.6	Amended and Restated Term Loan Agreement, dated as of December 13, 2019, by and among MediaCo Holding Inc., the other parties designated as borrowers thereto, the financial institutions from time to time party thereto, and GACP Finance Co., LLC, a Delaware limited liability company, as administrative agent and collateral agent.*

*             Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or exhibit as a supplement to the Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIACO HOLDING INC.

Date: December 18, 2019	By:	/s/ Ryan A. Hornaday
Ryan A. Hornaday
Executive Vice President, Chief Financial Officer, & Trreasurer